EXHIBIT 99.1

Clearfield Reports Fourth Quarter and Full Year 2025 Results

  Fiscal 2025 Clearfield net sales from continuing operations grew 20% to $150.1 million; Gross margin improved by over 13 percentage points from 20.6% to 33.7%

  Fiscal 2025 Clearfield net income from continuing operations per share improved to $0.45 from a net loss per share of $(0.58) in fiscal 2024

  After the divestiture of Nestor Cables, Clearfield expects full year fiscal 2026 revenue from continuing operations in the range of $160 million to $170 million and EPS of $0.48 to $0.62

  Board of Directors increased share repurchase program authorization from $65 million to $85 million

MINNEAPOLIS, Nov. 25, 2025 (GLOBE NEWSWIRE) -- Clearfield, Inc. (NASDAQ: CLFD), a leader in fiber connectivity, reported results for the fiscal fourth quarter and full year 2025. Additional commentary has been posted as a letter to Shareholders in the Investor Relations section of the Company’s website. Please visit the Clearfield investor relations website at https://ir.seeclearfield.com/financial-information/financial-results to view the Shareholder Letter.

Fiscal Q4 2025 Financial Summary
(in millions except per share data and percentages)	Q4 2025	vs. Q4 2024	Change	Change (%)
Net Sales from Continuing Operations	$41.1	$36.2	$4.9	13%

Gross Profit ($) from Continuing Operations	$14.2	$9.6	$4.6	48%
Gross Profit (%) from Continuing Operations	34.6%	26.6%	8.0%	30%

Income (Loss) from Operations from Continuing Operations	$1.0	$(2.5)	$3.4	139%
Income Tax Expense (Benefit) from Continuing Operations	$0.8	$(0.6)	$1.4	234%

Net Income (Loss) from Continuing Operations	$1.8	$(0.0)	$1.8	3701%
Net Income (Loss) per Diluted Share from Continuing Operations	$0.13	$(0.01)	$0.14	1400%

Net Loss from Discontinued Operations, net of tax	$(0.5)	$(0.8)	$0.3	42%
Loss from Impairment of Discontinued Operations, net of tax	$(10.4)	$-	$(10.4)	-100%
Net Loss per Diluted Share from Discontinued Operations	$(0.78)	$(0.04)	$(0.74)	-1850%

Consolidated Net Loss Per Diluted Share	$(0.65)	$(0.05)	$(0.60)	-1200%

Fiscal Q4 YTD 2025 Financial Summary
(in millions except per share data and percentages)	YTD Q4 2025	vs. YTD Q4 2024	Change	Change (%)
Net Sales from Continuing Operations	$150.1	$125.6	$24.6	20%

Gross Profit ($) from Continuing Operations	$50.5	$25.8	$24.7	96%
Gross Profit (%) from Continuing Operations	33.7%	20.6%	13.1%	64%

Income (Loss) from Operations from Continuing Operations	$2.1	$(19.2)	$21.4	111%
Income Tax Expense (Benefit) from Continuing Operations	$2.4	$(3.2)	$5.6	173%

Net Income (Loss) from Continuing Operations	$6.3	$(8.5)	$14.8	174%
Net Income (Loss) per Diluted Share from Continuing Operations	$0.45	$(0.58)	$1.03	178%

Net Loss from Discontinued Operations, net of tax	$(3.9)	$(3.9)	$(0.0)	-0%
Loss from Impairment of Discontinued Operations, net of tax	$(10.4)	$-	$(10.4)	-100%
Net Loss per Diluted Share from Discontinued Operations	$(1.03)	$(0.27)	$(0.76)	-281%

Consolidated Net Loss per Diluted Share	$(0.58)	$(0.85)	$0.27	32%

Management Commentary
“We continue to execute on our Better Broadband and Beyond strategy by focusing on our three core pillars: protecting our core Community Broadband business, leveraging our market position into new applications, and utilizing our core competencies to expand into adjacent markets,” said Company President and Chief Executive Officer, Cheri Beranek. “As part of this strategy, we made the decision to divest our European Nestor Cables business. We made this technology acquisition in 2022 to establish North American cable manufacturing capabilities. Our goals of streamlining the manufacturing of cable and termination of cable assemblies in the same plant for ease of delivery and reduced cost have been met. We also are fully BABA and Made in America compliant.”

“The European part of this business didn’t meet our expectations and to improve the overall performance of the Company, we made the decision to divest and focus our efforts on higher-return opportunities in our North American markets. To that end, we are investing in sales development and expanding our distribution channels while introducing new products that we believe will begin to contribute to sales growth in fiscal 2026.”

“We are pleased with our financial performance in the fourth quarter, with Clearfield net sales from continuing operations of $41.1 million, up 13% year over year and a gross margin improvement of eight percentage points. Our revenue increase was driven by continued execution in our efforts to increase our share within the MSO and Large Regional carrier markets,” said Chief Financial Officer, Dan Herzog. “Full year Clearfield net revenue from continuing operations of $150.1 million was up 20% year over year while gross margins improved by over 13 percentage points. Our $16.5 million in share repurchases during fiscal year 2025 underscores our confidence in our company’s value and market opportunity, as evidenced by the size and scale of our buyback program. As a result, our Board of Directors has increased our share buyback authorization from $65 million to $85 million, providing us with $28.4 million available for additional repurchases when added to the $8.4 million repurchase amount remaining on September 30, 2025.”

Financial Results for the Three Months Ended September 30, 2025
As announced earlier this month, Clearfield has sold its Nestor Cables business. As a result, all financial results are presented for the Clearfield segment continuing operations only, with Nestor results reported under discontinued operations in our Statement of Earnings and Statement of Cash Flows and reported as assets and liabilities held for sale in our Balance Sheet.

Clearfield net sales from continuing operations were $41.1 million, up 13% from $36.2 million in the prior year period. The increase in net sales was driven by increased sales in the MSO and Large Regional Service Provider markets.

As of September 30, 2025, order backlog (defined as purchase orders received but not yet fulfilled) was $24.7 million, a decrease of $6 million, or 20%, compared to $30.7 million as of June 30, 2025, and an increase of $1.9 million, or 9%, from September 30, 2024.

Clearfield gross margin from continuing operations improved from 26.6% to 34.6% in the fourth quarter of fiscal 2025 from the prior year quarter, driven by higher volume, increases in production efficiency from our continuous improvement programs, and lower excess inventory charges.

Operating expenses from continuing operations for the fourth quarter of fiscal 2025 increased 10% to $13.3 million, or 32.3% of sales, from $12.1 million, or 33.4% of sales, in the same year-ago quarter.

Net income from continuing operations totaled $1.8 million, or $0.13 per diluted share, compared to net loss of $50,000, or $(0.01) per diluted share, in the same year-ago quarter. The Company did not repurchase shares under its share repurchase program in the quarter.

Financial Results for the Year Ended September 30, 2025
Net sales from continuing operations were $150.1 million, compared to $125.6 million in fiscal year 2024, an increase of 20%. Our year-over-year and fourth quarter performance was driven by continued penetration of the MSO and Large Regional Service Provider markets.

Gross margin from continuing operations increased from 20.6% in fiscal year 2024 to 33.7%, reflecting improved overhead absorption with higher volume, increases in production efficiency from our continuous improvement programs, along with lower excess inventory charges as a result of improved inventory utilization and beneficial recoveries of previously reserved inventory.

Operating expenses from continuing operations in fiscal 2025 increased 7% to $48.4 million from $45.1 million in fiscal year 2024. As a percentage of sales, operating expenses decreased to 32.3% from 35.9% in fiscal year 2024.

Earnings per share from continuing operations were $0.45, compared to a net loss per share of $0.58 in fiscal year 2024. The significant year-over-year change was primarily driven by higher demand and improved gross margin.

Outlook
For fiscal 2026, the Company expects net sales from continuing operations to be in the range of $160 million to $170 million, operating expenses as a percentage of revenue to remain consistent with fiscal 2025, and net income per share to be in the range of $0.48 to $0.62. We expect the late start to the BEAD program and the recent government shutdown to pressure investments both from private funding as well as government programs in our Community Broadband market early in the year.

For the first quarter of fiscal 2026, Clearfield expects net sales from continuing operations to be in the range of $30 million to $33 million, total operating expenses to remain consistent with the fiscal fourth quarter of 2025 and net income (loss) per share to be in the range of ($0.08) to $0.00. We do not expect Nestor’s results from discontinued operations through the date of sale to have a significant impact on net income (loss) per share in the first quarter and full fiscal year 2026. This outlook reflects our continued commitment to disciplined growth, operational efficiency, and prudent capital allocation. The net income (loss) per share ranges are based on the number of shares outstanding at the end of the fourth quarter and do not reflect potential share repurchases completed in fiscal 2026. Clearfield does not believe that tariffs currently in place will materially affect the Company’s operating results.

Conference Call
Management will hold a conference call today, November 25, 2025, at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) to discuss these results and provide an update on business conditions.

Clearfield’s President and Chief Executive Officer, Cheri Beranek, and Chief Financial Officer, Dan Herzog, will host the presentation, followed by a question-and-answer period.

U.S. dial-in: 1-844-826-3033
International dial-in: 1-412-317-5185
Conference ID: 10203440

The live webcast of the call can be accessed at the Clearfield Investor Relations website along with the company's earnings press release and presentation.

A replay of the call will be available after 11:30 a.m. Eastern Time on the same day through December 9, 2025, while an archived version of the webcast will be available on the Investor Relations website for 90 days.

U.S. replay dial-in: 1-844-512-2921
International replay dial-in: 1-412-317-6671
Replay ID: 10203440

About Clearfield, Inc.
Clearfield, Inc. (NASDAQ: CLFD) designs, manufactures, and distributes fiber optic management, protection, and delivery solutions that play a critical role in enabling broadband operators to close the digital divide. Our labor lite, craft-friendly platform is leveraged by community broadband, MSOs, incumbent service providers, ISPs, data centers, military, municipalities, and coops - from homes passed to homes connected faster and more efficiently. Headquartered in Minneapolis, MN, Clearfield deploys more than a million fiber ports each year. For more information, visit www.SeeClearfield.com.

Cautionary Statement Regarding Forward-Looking Information
Forward-looking statements contained herein and in any related presentation or in the related Earnings Presentation are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as “may,” “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “outlook,” or “continue” or comparable terminology are intended to identify forward-looking statements. Such forward looking statements include, for example, statements about the Company’s future revenue and operating performance, the development and marketing of new products, the impact of recent trade policy changes, including new and increased tariffs, retaliatory tariffs, trade disputes, and market and economic reactions to such changes, expected customer ordering patterns and future supply agreements with customers, anticipated shipping on backlog and future lead times, future availability of components and materials from the Company’s supply chain, compliance with Build America Buy America (BABA) Act requirements, the impact of the Broadband Equity, Access, and Deployment (BEAD) Program, Rural Digital Opportunity Fund (RDOF) or other government programs on the demand for the Company’s products or timing of customer orders, the Company’s ability to match capacity to meet demand, expansion into new markets and trends in and growth of the FTTx markets, market segments or customer purchases, and other statements that are not historical facts. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business. Certain important factors could have a material impact on the Company's performance, including, without limitation: we depend on the availability of sufficient supply of certain materials and global disruptions in the supply chain for these materials could prevent us from meeting customer demand for our products; we rely on single-source suppliers, which could cause delays, increase costs or prevent us from completing customer orders; changes in trade policy in the U.S. and other countries may adversely affect our business and results of operations; inflationary price pressures and uncertain availability of components, raw materials, labor and logistics used by us and our suppliers could negatively impact our profitability; a significant percentage of our sales in the last three fiscal years have been made to a small number of customers, and the loss of these major customers could adversely affect us; further consolidation among our customers may result in the loss of some customers and may reduce sales during the pendency of business combinations and related integration activities; our business is dependent on interdependent management information systems; we may be subject to risks associated with acquisitions, and the risks could adversely affect future operating results; adverse global economic conditions and geopolitical issues could have a negative effect on our business, and results of operations and financial condition; product defects or the failure of our products to meet specifications could cause us to lose customers and sales or to incur unexpected expenses; we are dependent on key personnel; cyber-security incidents, including ransomware, data breaches or computer viruses, could disrupt our business operations, damage our reputation, result in increased expense, and potentially lead to legal proceedings; natural disasters, extreme weather conditions or other catastrophic events could negatively affect our business, financial condition, and operating results; to compete effectively, we must continually improve existing products and introduce new products that achieve market acceptance; our business is dependent upon capital spending by broadband service providers, and any delay, reduction or cancellation in capital spending by broadband service providers could adversely affect our business; if the telecommunications market does not continue to expand, our business may not grow as fast as we expect, which could adversely impact our business, financial condition and operating results; changes in U.S. government funding programs may cause our customers and prospective customers to delay, reduce, or accelerate purchases, leading to unpredictable and irregular purchase cycles; intense competition in our industry may result in price reductions, lower gross profits and loss of market share; our success depends upon adequate protection of our patent and intellectual property rights; we face risks associated with expanding our sales outside of the United States; our operating results may fluctuate significantly from quarter to quarter, which may make budgeting for expenses difficult and may negatively affect the market price of our common stock; our stock price has been volatile historically and may continue to be volatile - the price of our common stock may fluctuate significantly; anti-takeover provisions in our organizational documents, Minnesota law and other agreements could prevent or delay a change in control of our Company; and other factors set forth in Part I, Item IA. Risk Factors of Clearfield's Annual Report on Form 10-K for the year ended September 30, 2024 as well as other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events unless required by law.

Investor Relations Contact:
Greg McNiff
The Blueshirt Group
773-485-7191
clearfield@blueshirtgroup.com

CLEARFIELD, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
	Year Ended	Year Ended	Year Ended
	September 30,	September 30,	September 30,
	2025	2024	2023

Net sales	$150,134	$125,568	$225,722

Cost of sales	99,597	99,721	145,865

Gross profit	50,537	25,847	79,857

Operating expenses
Selling, general and administrative	48,419	45,081	42,280
Income (loss) from continuing operations	2,118	(19,234)	37,577

Net investment income	6,549	7,472	5,199
Interest expense	-	-	(170)

Income (loss) from continuing operations before income taxes	8,667	(11,762)	42,606

Income tax expense (benefit)	2,357	(3,248)	8,883
Income (loss) from continuing operations, net of tax	6,310	(8,514)	33,723

(Loss) from discontinued operations, net of tax	(3,947)	(3,939)	(1,190)
(Loss) from impairment of discontinued operations, net of tax	(10,413)	-	-

Net (loss) income	$(8,050)	$(12,453)	$32,533

(Loss) earnings per share
Basic
Continuing operations	$0.45	$(0.58)	$2.25
Discontinued operations	(1.03)	(0.27)	(0.08)
Basic (loss) earnings per share	$(0.58)	$(0.85)	$2.17

Diluted
Continuing operations	$0.45	$(0.58)	$2.25
Discontinued operations	(1.03)	(0.27)	(0.08)
Diluted (loss) earnings per share	$(0.58)	$(0.85)	$2.17

Weighted average shares outstanding:
Basic	13,989,489	14,582,450	14,975,972
Diluted	13,989,489	14,582,450	15,012,527

CLEARFIELD, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
	September 30, 2025	September 30, 2024
Assets
Current assets
Cash and cash equivalents	$21,493	$14,148
Short-term investments	84,484	114,825
Accounts receivables, net	17,991	13,843
Inventories, net	42,031	56,096
Prepaid and other current assets	11,152	10,528
Current assets held for sale	21,337	20,155
Total current assets	198,488	229,595
Property, plant and equipment, net	9,682	15,871
Long-term investments	59,822	24,505
Goodwill	4,709	4,709
Intangible assets, net	9,353	4,671
Right-of-use lease assets	8,420	10,957
Deferred tax asset	10,263	6,135
Other non-current assets	608	963
Non-current assets held for sale	4,828	17,869
Total assets	$306,173	$315,275

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of lease liability	$2,823	$2,532
Accounts payable	7,028	2,783
Accrued compensation	6,598	4,709
Accrued expenses	2,197	2,263
Current liabilities held for sale	17,957	12,065
Total current liabilities	36,603	24,352
Other liabilities
Long-term portion of lease liability	5,934	8,757
Non-current liabilities held for sale	7,473	6,403
Total liabilities	50,010	39,512

Shareholders’ equity
Preferred stock, $.01 par value; 500,000 shares; no shares
issued or outstanding	-	-
Common stock, authorized 50,000,000, $.01 par value;
13,839,675 and 14,229,107 shares issued and outstanding
as of September 30, 2025 and September 30, 2024, respectively	138	142
Additional paid-in capital	147,382	159,580
Accumulated other comprehensive income	1,731	1,079
Retained earnings	106,912	114,962
Total shareholders’ equity	256,163	275,763
Total Liabilities and Shareholders’ Equity	$306,173	$315,275

CLEARFIELD, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
	Year Ended	Year Ended	Year Ended
	September 30,	September 30,	September 30,
	2025	2024	2023
Cash flows from operating activities (continuing)
Net (loss) income	$(8,050)	$(12,453)	$32,533
Loss from discontinued operations, net of tax	3,947	3,939	1,190
Loss from impairment of discontinued operations, net of tax	10,413	-	-
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	6,121	5,924	4,595
(Gain) loss on sale of assets	(284)	10	3
Amortization of premium and discount on investments, net	(1,777)	(4,406)	(3,512)
Deferred taxes	(4,244)	(3,358)	(2,002)
Stock-based compensation	4,597	4,375	3,578
Changes in operating assets and liabilities, net of acquired amounts:
Accounts receivable	(3,548)	6,473	27,090
Inventories, net	13,643	26,458	(11,145)
Other assets	173	(9,456)	(309)
Accounts payable and accrued expenses	5,562	264	(27,425)
Net cash provided by operating activities (continuing)	26,553	17,770	24,596

Cash flows from investing activities (continuing)
Purchases of property, plant and equipment and intangible assets	(4,743)	(7,985)	(7,439)
Proceeds from sale of property and equipment	903	45	-
Purchases of investments	(119,074)	(159,393)	(210,923)
Proceeds from maturities of investments	115,866	162,064	107,060
Net cash used in investing activities (continuing)	(7,048)	(5,269)	(111,302)

Cash flows from financing activities (continuing)
Repayment of long-term debt	-	-	(16,700)
Proceeds from issuance of common stock under employee stock purchase plan	595	586	611
Repurchase of shares for payment of withholding taxes for vested restricted stock grants	(494)	(493)	(1,220)
Withholding related to exercise of stock options	(689)	(9)	(491)
Net proceeds from issuance of common stock	-	-	130,262
Issuance of stock under equity compensation plans	-	1	954
Repurchase of common stock	(16,653)	(33,374)	-
Net cash (used in) provided by financing activities (continuing)	(17,241)	(33,289)	113,416
Cash flows from discontinued operations
Net cash provided by (used in) operating activities	2,897	4,453	(6,172)
Net cash used in investing activities	(1,796)	(1,627)	(945)
Net cash provided by (used in) financing activities	3,000	(3,617)	1,586
Net cash provided by (used in) discontinued operations	4,101	(791)	(5,531)

Effect of exchange rates on cash and cash equivalents	(97)	(81)	(2)
Net increase (decrease) in cash and cash equivalents	6,268	(21,660)	21,177
Change in cash held for sale	1,077	(19)	(1,011)
Cash and cash equivalents, beginning of period	14,148	35,827	15,661
Cash and cash equivalents, end of period	$21,493	$14,148	$35,827
Supplemental disclosures for cash flow information
Cash paid for income taxes	$1,670	$160	$12,760
Cash paid for interest	$-	$-	$170
Right of use assets obtained through lease liabilities	$-	$4,364	$-
Non-cash financing activities
Cashless exercise of stock options	$2,533	$19	$566